OWEN M. NACCARATO, Esq.

Naccarato & Associates

1100 Quail Street, Suite 100

Newport Beach, CA 92660

Office: (949) 851-9261 Facsimile: (949) 851-9262

Date: January 22, 2013

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re: Stakool, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

Reference is made to the filing by Stakool, Inc. (the “Registrant”) of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), covering the registration of 220,000,000 shares (the “Shares”) of common stock, par value $0.00001 per share, of the Registrant to be issued in connection with the Registrant’s 2012 Incentive Stock Plan (the “2012 Plan”).

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic, and that all copies of documents submitted to us conform to the originals. We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be reliable.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Shares, when issued and sold in the manner referred to in the 2012 Plan and pursuant to the agreements that accompany the 2012 Plan, will be legally and validly issued, fully paid and nonassessable.

We are members of the bar of the State of California. For purposes of this opinion, we do not purport to be experts in, and do not express any opinion on, any laws other than the law of the State of California, the Nevada Securities Law and the Federal laws of the United States of America.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

Naccarato & Associates,

/s/ Owen Naccarato
By: Owen Naccarato, Esq.